Exhibit 10.12

One Citizens Plaza	GUARANTY
Providence, Rhode Island 02903	(FOR EXECUTION BY CORPORATIONS)

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of any and all loans, advances, extensions of credit, equipment financing and equipment leases now or hereafter made or extended by CITIZENS LEASING CORPORATION, a Rhode Island corporation with its offices at One Citizens Plaza, Providence, Rhode Island 02903 to, for the account of or on behalf of J. Jill, LLC (hereinafter called the “Obligor”), and as an inducement for Citizens Leasing Corporation to make future loans, advances and extensions of credit to, and to enter into future equipment financing and equipment leases with Obligor, the undersigned (hereinafter called the “Guarantors”), hereby jointly and severally, unconditionally and absolutely, guarantee to Citizens Leasing Corporation, Citizens Bank of Massachusetts, and any of their affiliates (collectively “CLC”) the full and prompt payment and performance by Obligor of all obligations which Obligor now or hereafter may have to CLC under the Master Security Agreement dated as of December 23, 1998 and the promissory notes now or hereafter issued pursuant to such agreement (the “Agreements”) and the full and prompt payment when due of all rentals, principal, interest, charges and all other sums which Obligor may now or hereafter owe to CLC, arising under the Agreements, howsoever evidenced, whether secured or unsecured, and hereby jointly and severally agree to indemnify CLC against any losses CLC may sustain and any expenses it may incur as a result of any default by Obligor under the Agreements, or as a result of the occurrence of any default under or as defined in the Agreements and/or as the result of the enforcement or attempted enforcement by CLC of any of its rights against the Guarantors hereunder.

This Guaranty is a continuing, unconditional and absolute guaranty of payment and performance.  If for any reason any rental payment installment, principal or interest payment or any other sum or indebtedness now or hereafter owing by Obligor to CLC under the Agreements shall not be paid promptly when due, Guarantors will forthwith pay such sum to CLC, without regard to any counterclaim, set-off, deduction or defense of any kind which Obligor or Guarantors may have or assert, and without abatement, suspension, deferment or reduction on account of any occurrence whatsoever.  The Guarantors hereby waive notice of and consent to the leasing and subleasing or financing, as applicable, of all equipment and other property now or hereafter leased or financed under or described in the Agreements, and any schedule(s), rider(s), individual leasing record(s) or acceptance form(s) executed pursuant thereto, to any subleasing or other use or disposition of any equipment or collateral (regardless of whom any such sublessee or user may be), to all of the provisions of the Agreements, to any amendments thereof, to any actions taken thereunder, and to the execution by Obligor of the above-referenced Agreements and of any other agreements, documents and instruments now or hereafter executed by Obligor in connection therewith.  The Guarantors further waive the following:  notice of incurring of indebtedness and obligations by Obligor; acceptance of this Guaranty by CLC; presentment and demand for payment, protest, notice of protest and notice of dishonor or non-payment of any instrument evidencing the indebtedness or obligations of Obligor; any right to require suit against Obligor or any other party before enforcing this Guaranty; any right to have security applied before enforcing this Guaranty; any and all rights Guarantors may have against the Obligor by way of subrogation, reimbursement, set-off, claim or otherwise arising out of the payment or performance by Guarantors of any of Obligor’s obligations to CLC; all defenses which might constitute a legal or equitable discharge of a surety or guarantor; and all other notices and demands otherwise required by law which the Guarantors may lawfully waive.  In the event this Guaranty is enforced by suit or otherwise, the Guarantors will reimburse CLC upon demand for all expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees.

The Guarantors represent and warrant that they are familiar with, and will continue at all times to be familiar with, the business and condition of the Obligor, and the Guarantors hereby waive notice of any change in the financial condition of Obligor which is known to CLC.

Guarantors’ obligations hereunder shall not be released, discharged, terminated or impaired in any manner whatsoever, irrespective of the lack of any notice or consent of the Guarantors, by any of the following:  (a)  new agreements or obligations of Obligor with or to CLC; (b) amendments, indulgences, extensions, modifications, renewals or waivers of default as to any existing or future agreements or obligations of Obligor or third parties with or to CLC, or extensions of credit by CLC to Obligor; (c)  adjustments, compromises or releases of any obligations of Obligor, any Guarantor or other parties, or exchanges, releases, dispositions or sales of any security of Obligor, any Guarantor or other parties; (d) invalidity, irregularity, defect, or unenforceability, for any reason, of any provision of any of the Agreements, or of any instrument or writing, or acts or omissions by CLC or Obligor; (e) interruptions in the business relations between CLC and Obligor; (f) voluntary or involuntary bankruptcy (including a reorganization in bankruptcy) of Obligor or entry of an order for relief against or with respect to the Obligor under Title 11 of the United States Code; (g) composition, extension, moratoria or other forms of debtor relief granted to Obligor pursuant to law presently in force or hereafter enacted; (h) payment of any or all obligations and indebtedness by Obligor in the event such payment is invalidated or avoided by a trustee, custodian or receiver of Obligor; (i) the death or dissolution of Obligor; and (j) the reorganization, merger or consolidation of Obligor into or with another entity, corporate or otherwise, or the sale or disposition of all or substantially all of the capital stock, business or assets of Obligor to any other person or party.

Without limiting the generality of the foregoing, Guarantors hereby expressly agree that this Guaranty shall apply to all indebtedness and obligations owed by the Obligor to CLC under the Agreements, whether or not such indebtedness and obligations are currently outstanding or advanced to the Obligor after the date hereof.  Guarantors hereby waive any right to receive notice of, or consent to, the incurring of any additional indebtedness and obligations by Obligor; and CLC may advance additional funds to the Obligor pursuant to the Agreements (as the same may be amended or modified from time to time) in reliance upon the fact that this Guaranty will apply to such additional indebtedness and obligations, and without the necessity of CLC obtaining any reaffirmation of this Guaranty.

For the purposes of this Guaranty and indemnity, all sums owing to CLC by Obligor under the Agreements shall be deemed at CLC’s election, and without notice, to have become immediately due and payable if (a) Obligor defaults in any of its obligations or indebtedness to CLC or if there shall occur default under any of the Agreements; (b)  a petition under any Chapter of the Bankruptcy Code, as amended, or for the appointment of a receiver, trustee or custodian of any part of the property or business of Obligor be filed by or against the Obligor or there shall enter an order for relief against or with respect to the Obligor under Title 11 of the United States Code; (c) Obligor makes a general assignment for the benefit of creditors, suspends business or commits any act amounting to a business failure; or (d) a default shall occur by any of the Guarantors hereunder.

Each Guarantor further covenants and agrees that during such time as this Guaranty is in effect, other than as part of the merger of the Guarantor with or into any parent (including the Obligor), subsidiary or company under common control with the Guarantor (each a “Corporate Reorganization”), it will make no substantial change in its financial status, nor cause or suffer any substantial diminution of its net worth as the same exists on the date hereof, nor enter into any transaction which might materially and adversely affect its ability to perform under this Guaranty.  In the event of any breach of said covenants and agreements, or in the event of any Guarantor’s insolvency or bankruptcy, all indebtedness and obligations of Obligor, regardless of their terms, shall at CLC’s election, and without notice, be deemed for the purposes of this Guaranty to have become immediately due and payable, and at CLC’s election, the Guarantors shall promptly pay CLC the entire amount of said indebtedness and obligations of Obligor, and CLC shall be entitled, to take any action deemed necessary or advisable to enforce this Guaranty, including, without limitation, the enjoining of any breach or threatened breach of this paragraph.

This Guaranty is assignable to CLC without notice to the Guarantors, but may not be assigned by the Guarantors other than as part of a Corporate Reorganization in which case the surviving entity of such Corporate Reorganization shall be bound by the terms of this Guaranty as if originally a signatory hereto.  The term “Guarantors” as used herein shall, if this Guaranty is signed by more than one party, mean the “Guarantors and each of them” and each undertaking herein contained shall be their joint and several undertaking.  Each reference to the “Guarantors” shall be deemed to include the successors and assigns of the Guarantors, all of whom shall be bound by the provisions of this Guaranty.  This Guaranty shall be construed liberally in favor of CLC and shall inure to the benefit of its successors and assigns.  Legal rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Rhode Island.  Wherever the context so requires herein, the singular number includes the plural, and the plural number includes the singular.

EACH GUARANTOR, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF RHODE ISLAND AND UNITED STATES DISTRICT COURT FOR THE DISTRICT OF RHODE ISLAND, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN THEREFROM, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS UNDER OR WITH RESPECT TO THIS GUARANTY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE IN ANY OF SUCH COURTS.  EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT GUARANTOR MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY MATTER ARISING OUT OF THIS GUARANTY.  EACH GUARANTOR HEREBY ACKNOWLEDGES AND AGREES THAT PERSONAL SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS UNDER OR WITH RESPECT TO THIS GUARANTY MAY BE MADE BY MAILING A COPY OF THE SUMMONS AND COMPLAINT TO SUCH GUARANTOR AT ITS BUSINESS ADDRESS DESIGNATED IN ITS STATE OF INCORPORATION BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

Each undersigned corporation warrants for itself that it is authorized by law and by its articles of incorporation and by-laws to execute this Guaranty, and the officers signing the same warrant that they are specifically authorized thereunto by a duly adopted resolution of the board of directors or shareholders of the corporation.

IN WITNESS WHEREOF, the Guarantors have caused this instrument to be executed this 26th day of December, 2004.

WITNESS:	The J. Jill Group, Inc.
4 Batterymarch Park
Quincy, MA 02169

/s/ Mara D. Calame	By:	/s/ Olga L. Conley

	Title	EVP/Chief Financial Officer

	Guarantor’s Employer I.D. No.	04-2973769